As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Address of Principal Executive Offices) (Zip Code)

APPLIED MATERIALS, INC. EMPLOYEE STOCK INCENTIVE PLAN

(Full titles of the plans)

Joseph J. Sweeney

Senior Vice President, General Counsel and Corporate Secretary

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 727-5555

Copy to:

John E. Aguirre, Esq.

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $.01 per share	125,000,000 shares	$10.49	$1,311,250,000.00	$150,269.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock (“Shares”) that become issuable under the Applied Materials, Inc. Employee Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices per share of the registrant’s common stock on May 22, 2012 as reported on the NASDAQ Global Select Market.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Applied Materials, Inc. (the “Registrant”) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above (other than the portions of these documents not deemed to be filed); and (iii) the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than the portions of these documents not deemed to be filed), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Certificate of Incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

4.1	Applied Materials, Inc. Employee Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (file no. 000-06920) filed March 9, 2012.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 24th day of May, 2012.

APPLIED MATERIALS, INC.
(Registrant)

/s/ Michael R. Splinter
Michael R. Splinter
President,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Michael R. Splinter Michael R. Splinter	President, Chief Executive Officer	May 24, 2012

Principal Financial Officer:

/s/ George S. Davis George S. Davis	Executive Vice President, Chief Financial Officer	May 24, 2012

Principal Accounting Officer:

/s/ Thomas S. Timko Thomas S. Timko	Corporate Vice President, Corporate Controller and Chief Accounting Officer	May 24, 2012

Directors:

* Michael R. Splinter	Chairman of the Board	May 24, 2012

* Aart J. de Geus	Director	May 24, 2012

* Stephen R. Forrest	Director	May 24, 2012

* Thomas J. Iannotti	Director	May 24, 2012

* Susan M. James	Director	May 24, 2012

* Alexander A. Karsner	Director	May 24, 2012

* Gerhard H. Parker	Director	May 24, 2012

* Dennis D. Powell	Director	May 24, 2012

* Willem P. Roelandts	Director	May 24, 2012

* James E. Rogers	Director	May 24, 2012

* Robert H. Swan	Director	May 24, 2012

* By	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Attorney-in-Fact**

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Registration Statement.

EXHIBIT INDEX

4.1	Applied Materials, Inc. Employee Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (file no. 000-06920) filed March 9, 2012.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.